EXHIBIT 23.3

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Tyco International Ltd. and Tyco International Group S.A. of our report dated February 12, 1999 (except with respect to the matter disclosed in Note 18-Merger with Tyco International Ltd., as to which the date is April 2, 1999) on our audit of the consolidated balance sheet of AMP Incorporated and subsidiaries as of September 30, 1998, and the related consolidated statements of income, shareholders' equity and cash flows for the year ended September 30, 1998 and the nine months ended September 30, 1997, included in the Tyco International Ltd. Form 10-K and Amendment No. 3 on Form 10-K/A filed December 13, 1999 and June 26, 2000, respectively, and to all references to our Firm included in this Registration Statement.


                                                   /s/ ARTHUR ANDERSEN LLP
                                                   -----------------------------
                                                   ARTHUR ANDERSEN LLP


Philadelphia, Pennsylvania
July 21, 2000